                                                                      Exhibit 99


                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                                   CONTACT: P. Blake Dupuis
                                                                    936-291-2277

            MITCHAM INDUSTRIES REPORTS IMPROVED FIRST QUARTER RESULTS

HUNTSVILLE, Texas - June 16, 2003 - Mitcham Industries, Inc. (NASDAQ: MIND) recorded revenue of $7.9 million for its first quarter ended April 30, 2003, as compared to revenue of $7.4 million for last year's first quarter. The Company reported a net loss of $1.4 million, or $(0.16) per diluted share. For the prior year's first quarter, the Company reported a net loss of $2.1 million, or $(0.23) per diluted share. Net cash provided by operating activities improved to $0.6 million from a deficit of $4.4 million in the prior year.

Revenue from equipment leasing and margin from equipment sales both increased but were offset by a decline in operating results from front-end services. Commenting on the first quarter, Billy F. Mitcham, Jr., President and Chief Executive Officer said, "Favorable weather conditions in Canada extended the winter season which helped our leasing revenues while our equipment sales and margins got a boost from our new Pacific Rim operations. Unfortunately, we are still experiencing sub-par performance from our front-end services business due to over-capacity in the market."

"Our second quarter is a seasonally weak period due to break up in Canada. However, the decline in Canadian activity should be offset somewhat by revenue from our Indonesian contract, which began in May, and stronger leasing revenue from the lower-48 states. Our marketing efforts in South East Asia indicate that several potential customers are interested in leasing to fill their short-term equipment needs, and we are now exploring the opportunities for land-equipment leasing in the Russian and Central Asian markets. We are in the early stages of expanding our exposure to the marine-equipment leasing market and recently secured two short-term leasing contracts, which will also begin in the second quarter," Mr. Mitcham added.

Mitcham Industries, Inc., a geophysical equipment and front-end services supplier, offers for lease or sale, new and "experienced" seismic equipment to the oil and gas industry, seismic contractors, environmental agencies, government agencies and universities. Headquartered in Texas, with sales and services offices in Calgary, Canada and associates throughout Europe, South

America and Asia, Mitcham conducts operations on a global scale and is the leading independent exploration equipment lessor in the industry.

                                    M O R E

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included herein, including statements regarding potential future demand for the company's products and services, the company's future financial position and results of operations, business strategy and other plans and objectives for future operations, are forward-looking statements. Actual results may differ materially from such forward-looking statements. Important factors that could cause or contribute to such differences include a prolonged and gradual recovery, or no full recovery, of the energy services sector of a depressed oil and gas industry, and thereafter, the inherent volatility of oil and gas prices and the related volatility of demand for the company's services; loss of significant customers; significant defaults by customers on amounts due to the Company; international economic and political instability; dependence upon additional lease contracts; the risk of technological obsolescence of the company's lease fleet; vulnerability of seismic activity and demand to weather conditions and seasonality of operating results; dependence upon few suppliers; and other factors which are disclosed in the company's Securities and Exchange Commission filings, available from the company without charge.

                                    M O R E

                            MITCHAM INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                                   THREE MONTHS
                                                                  ENDED APRIL 30,
                                                    ------------------------------------------
                                                                2003                     2002
                                                    -----------------          ---------------
REVENUES:
   Equipment leasing                                $          3,965           $        3,480
   Front-end services                                          2,071                      327
   Equipment sales                                             1,902                    3,580
                                                    -----------------          ---------------
          Total revenues                                       7,938                    7,387

COST AND EXPENSES:
   Direct costs - seismic leasing                                353                      352
   Direct costs - front-end services                           2,406                      338
   Cost of equipment sales                                     1,190                    3,192
   General and administrative                                  1,702                    1,384
   Depreciation                                                3,747                    3,863
                                                    -----------------          ---------------
          Total costs and expenses                             9,398                    9,129
                                                    -----------------          ---------------
OPERATING LOSS:                                               (1,460)                  (1,742)

   Other income (expense) - net                                   20                      (24)
                                                    -----------------          ---------------
LOSS BEFORE INCOME TAXES                                      (1,440)                  (1,766)
PROVISION FOR INCOME TAXES                                         -                      288
                                                    -----------------          ---------------
NET LOSS                                            $         (1,440)          $       (2,054)
                                                    =================          ===============
Loss per common share
    Basic                                           $          (0.16)          $        (0.23)
    Diluted                                         $          (0.16)          $        (0.23)
                                                    =================          ===============
Shares used in computing loss per common share
     Basic                                                 8,743,000                8,751,000
     Dilutive effect of common stock equivalents                   -                        -
                                                    -----------------          ---------------
     Diluted                                               8,743,000                8,751,000
                                                    =================          ===============

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
                            MITCHAM INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                  April 30,              January 31,
                                                            ASSETS                  2003                   2003
                                                            ------           --------------------     ----------------
                                                                                 (Unaudited)
CURRENT ASSETS:
   Cash                                                                      $             5,164      $         5,170
   Accounts receivable, net                                                                5,910                3,544
   Notes receivable                                                                            -                   12
   Prepaid expenses and other current assets                                                 633                  627
                                                                             --------------------     ----------------
          Total current assets                                                            11,707                9,353
Seismic equipment lease pool, property and equipment                                      90,744               87,126
Accumulated depreciation of seismic equipment lease pool,
    property and equipment                                                               (57,663)             (52,183)
Other assets                                                                                  53                   44
                                                                             --------------------     ----------------
           Total assets                                                      $            44,841      $        44,340
                                                                             ====================     ================

                                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                          $             2,784      $         2,424
   Current maturities - long-term debt                                                     2,116                2,092
   Deferred revenue                                                                          256                  216
   Wages payable                                                                             602                  414
   Accrued expenses and other current liabilities                                          1,018                  914
                                                                             --------------------     ----------------
          Total current liabilities                                                        6,776                6,060
Long-term debt                                                                             4,083                4,622
                                                                             --------------------     ----------------
          Total liabilities                                                               10,859               10,682
Commitments and contingencies
SHAREHOLDERS' EQUITY:
  Preferred stock, $1.00 par value; 1,000,000 shares authorized;
    none issued and outstanding                                                                -                    -
  Common  stock, $0.01 par value; 20,000,000 shares authorized;
    9,657,801 shares issued                                                                   97                   97
  Additional paid-in capital                                                              61,814               61,814
  Treasury stock, at cost, 915,000 shares                                                 (4,686)              (4,686)
  Accumulated deficit                                                                    (23,562)             (22,122)
  Accumulated other comprehensive income (loss)                                              319               (1,445)
                                                                             --------------------     ----------------
          Total shareholders' equity                                                      33,982               33,658
                                                                             --------------------     ----------------
          Total liabilities and shareholders' equity                         $            44,841      $        44,340
                                                                             ====================     ================

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